Exhibit 99.2

Aceto Corporation

UNAUDITED PRO FORMA FINANCIAL INFORMATION (in thousands)

On April 30, 2014, Rising Pharmaceuticals, Inc., a wholly owned subsidiary of Aceto Corporation (“Aceto” or the “Company”), acquired 100% of the issued and outstanding membership interests of PACK Pharmaceuticals, LLC (“PACK”). PACK, a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products, has headquarters in Buffalo Grove, Illinois, a suburb of Chicago. The purchase price was approximately $91,596 which was comprised of the issuance of 260 shares of Aceto common stock, valued at $5,685 and a cash payment of approximately $85,911. The purchase agreement also provides for a three-year earn-out of up to $15,000 in cash based on the achievement of certain performance-based targets. As of April 30, 2014, the Company had accrued $3,725 related to this contingent consideration.

The following unaudited pro forma combined financial statements reflect the acquisition of 100% of the membership interests of PACK using the purchase method of accounting. The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

The unaudited pro forma combined balance sheet as of December 31, 2013 is presented as if our acquisition of 100% of the membership interests of PACK had occurred on December 31, 2013.

The unaudited pro forma combined consolidated statements of income for the year ended June 30, 2013 and the six months ended December 31, 2013 illustrate the effect of the PACK acquisition as if it had occurred on July 1, 2012. The unaudited pro forma combined consolidated statement of income for the year ended June 30, 2013 combines the historical audited statement of income of Aceto for the year ended June 30, 2013 and PACK’s historical unaudited statement of income for the twelve months ended June 30, 2013. PACK’s fiscal year ended on December 31 and thus, the twelve month period was compiled by combining each quarterly statement of income for each period from July 1, 2012 to June 30, 2013. The unaudited pro forma combined consolidated statement of income for the six months ended December 31, 2013 combines the historical unaudited statement of income of both Aceto and PACK for the six months ended December 31, 2013. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Aceto. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined financial statements, and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with (i) the historical audited consolidated financial statements for the year ended June 30, 2013 and notes thereto of Aceto contained in its Annual Report on Form 10-K , (ii) the historical unaudited consolidated financial statements and notes thereto of Aceto contained in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 and (iii) historical audited financial statements and notes thereto of PACK, included in exhibit 99.1 of this Current Report on Form 8-K.

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ACETO CORPORATION
Unaudited Pro Forma Combined Balance Sheet
December 31, 2013
(In thousands)

	Aceto	PACK
	December 31,	December 31,
	2013	2013	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$41,967	$3,238	$(3,238)	(A)	$41,967
Investments	1,693	-	-		1,693
Trade receivables, less allowance	87,966	9,372	-		97,338
for doubtful accounts
Other receivables	5,663	627	6,168	(F)	12,458
Inventory	94,651	5,364	307	(B)	100,322
Prepaid expenses and other	3,043	360			3,403
current assets
Deferred income tax asset, net	885	-	-		885
Total current assets	235,868	18,961	3,237		258,066

Property and equipment, net	11,443	348	-		11,791
Property held for sale	4,058	-	-		4,058
Goodwill	33,804	-	31,031	(I)	64,835
Intangible assets, net	38,894	-	52,540	(E)	91,434
Deferred income tax asset, net	8,106	-	-		8,106
Other assets	7,589	-	-		7,589

TOTAL ASSETS	$339,762	$19,309	$86,808		$445,879

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,066	$2,862	$-		$42,928
Current portion of long-term	8,197	3,151	4,849	(C)	16,197
debt
Accrued expenses	41,710	7,918	1,311	(D)	50,939

Total current liabilities	89,973	13,931	6,160		110,064

Long-term debt	16,256	-	77,911	(C)	94,167
Long-term liabilities	11,183	16	3,725	(G)	14,924
Environmental remediation liability	4,319	-			4,319
Deferred income tax liability	9	-	-		9
Total liabilities	121,740	13,947	87,796		223,483

Shareholders’ equity:
Common stock	284	-	3	(H)	287
Capital in excess of par value	78,304	-	5,682	(H)	83,986
Partners equity’	-	(18,641)	18,641	(J)	-
Retained earnings	133,304	24,003	(1,311)	(D)	131,993
			(24,003)	(J)
Accumulated other
comprehensive income	6,130	-	-		6,130
Total shareholders’ equity	218,022	5,362	(988)		222,396

TOTAL LIABILITIES AND	$339,762	$19,309	$86,808		$445,879
SHAREHOLDERS’ EQUITY

See the accompanying notes to the Pro Forma Combined Financial Statements

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ACETO CORPORATION
Unaudited Pro Forma Combined Statement of Income
For The Year Ended June 30, 2013
(In thousands, except per share amounts)

	Aceto	PACK
	for the	for the
	year ended	twelve months ended
	June 30, 2013	June 30, 2013	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Net sales	$499,690	$38,368	$		$538,058
Cost of sales	401,419	23,196			424,615
Gross profit	98,271	15,172	-		113,443

Selling, general and administrative expenses	63,855	10,144	4,783	(K)	78,782

Operating income	34,416	5,028	(4,783)		34,661

Other income (expense):
Interest expense	(2,122)	-	(3,007)	(L)	(5,536)
			(407)	(M)
Interest and other income, net	2,256	-			2,256
	134	-	(3,414)		(3,280)

Income before income taxes	34,550	5,028	(8,197)		31,381

Income tax provision	12,222	-	(1,236)	(N)	10,986
Net income	$22,328	$5,028	$(6,961)		$20,395

Net income per common share	$0.83				$0.75
Diluted net income per common share	$0.81				$0.74

Weighted average shares outstanding:
Basic	27,050	260			27,310
Diluted	27,450	260			27,710

See the accompanying notes to the Pro Forma Combined Financial Statements

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ACETO CORPORATION
Unaudited Pro Forma Combined Statement of Income
For The Six Months Ended December 31, 2013
(In thousands, except per share amounts)

	Aceto	PACK
	for the	for the
	six months ended	six months ended
	December 31, 2013	December 31, 2013		Pro Forma		Pro Forma
	Historical	Historical		Adjustments		Combined

Net sales	$245,769	$25,964	$			$271,733
Cost of sales	185,051	15,396				200,447
Gross profit	60,718	10,568		-		71,286

Selling, general and administrative expenses	32,559	6,522		2,392	(K)	41,473

Operating income	28,159	4,046		(2,392)		29,813

Other income (expense):
Interest expense	(890)	-		(1,503)	(L)	(2,634)
				(241)	(M)
Interest and other income, net	1,035	-				1,035
	145	-		(1,744)		(1,599)

Income before income taxes	28,304	4,046		(4,136)		28,214

Income tax provision	10,214	-		(35)	(N)	10,179
Net income	$18,090	$4,046		$(4,101)		$18,035

Net income per common share	$0.65					$0.64
Diluted net income per common share	$0.64					$0.63

Weighted average shares outstanding:

Basic	27,790	260				28,050

Diluted	28,404	260				28,664

See the accompanying notes to the Pro Forma Combined Financial Statements

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ACETO CORPORATION
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except per share amounts)

1.           Background and Basis of Pro Forma Presentation

On April 30, 2014, Rising Pharmaceuticals, Inc., a wholly owned subsidiary of Aceto Corporation (“Aceto” or the “Company”), acquired 100% of the issued and outstanding membership interests of PACK Pharmaceuticals, LLC (“PACK”). PACK, a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products, has headquarters in Buffalo Grove, Illinois, a suburb of Chicago.

The unaudited pro forma combined financial information was prepared based on the historical financial statements of Aceto and PACK.

Our acquisition has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

2.           Purchase Price Allocation

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is comprised of the following:

Cash paid at initial closing	$85,911
Common stock issued	5,685
Estimated fair value of additional contingent consideration	3,725
$95,321

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The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on the closing date of April 30, 2014 as if the acquisition had occurred on December 31, 2013.

Trade receivables	9,372
Other receivables	6,795
Inventory	5,671
Prepaid expenses and other current assets	360
Property and equipment, net	348
Goodwill	31,031
Intangible assets	52,540
Total assets acquired	106,117

Accounts payable	2,862
Accrued expenses	7,934

Net assets acquired	$95,321

3.           Pro Forma Financial Statement Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial statements:

A.	To eliminate PACK’s cash as the agreement stated that acquired working capital would exclude cash.

B.	Adjustment to record a $307 step-up in the fair value of inventory.

C.	To reflect $85,911 of bank borrowings used to finance the acquisition and the pay-off of $3,151 of bankers’ acceptances included on PACK’s balance sheet.

D.	To reflect after tax impact of non-recurring acquisition-related transaction costs.

E.
To record the preliminary estimate of the fair value of intangible assets for our acquisition of PACK. The amortizable intangible assets acquired are comprised of the following:  approximately $38,280 of product rights, amortizable over a period of approximately eleven years; approximately $14,170 of customer relationships, amortizable over eleven years; and approximately $90 of trademarks, amortizable over a period of three years.

F.	To reflect working capital adjustment calculated in accordance with the purchase agreement.

G.
To reflect the fair value of additional contingent consideration of $3,725.  The purchase agreement provides for a three-year earn-out of up to $15,000 in cash based on the achievement of certain performance-based targets. The contingent consideration was calculated using the present value of a probability weighted income approach.

H.	To reflect 260 shares of Aceto common stock issued in connection with the acquisition of PACK, valued at $21.88, the closing price of Aceto stock on the closing date.

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I.
To record the preliminary estimate of goodwill for our acquisition of PACK of $31,031. Goodwill represents the excess of the purchase price paid over the fair value of the underlying net assets of the business acquired.

J.	To eliminate PACK’s historical partners’ equity.

K.	Adjustment to record the amortization expense related to the amortizable intangible assets acquired, which is computed by the straight-line method over their estimated useful lives.

L.	To reflect increase in interest expense associated with bank borrowings to fund the acquisition. On April 28, 2014, we borrowed $15,911 of Revolving Loans and a Term Loan of $70,000.

M.	To reflect interest expense associated with the discount of the contingent consideration.

N.
Adjustment to record an income tax provision for PACK and pro forma adjustments using a 39% tax rate. Prior to the acquisition, PACK was a Limited Liability Corporation and was not taxed at the Corporation level.

The pro forma adjustments included in the income statements do not give effect to the impact on gross profit of the adjustment to increase inventory by approximately $307 to its estimated fair value and the impact of non-recurring acquisition-related transaction costs of approximately $2,149.

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